Exhibit T3B.9

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Nandita Berry Secretary of State

Office of the Secretary of State

CERTIFICATE OF CONVERSION

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

DMX, Inc.

File Number: 800484561

Converting it to

DMX, LLC

File Number: 802125621

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 12/29/2014

Effective: 01/01/2015

/s/ Nandita Berry
Nandita Berry
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Mary Ann Conkel	TID: 10340	Document: 584188130002

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Nandita Berry Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

DMX, LLC

File Number: 802125621

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic Limited Liability Company (LLC) has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of this certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark law, the Assumed Business or Professional Name Act, or the common law.

Dated: 12/29/2014

Effective: 01/01/2015

/s/ Nandita Berry
Nandita Berry
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Mary Ann Conkel	TID: 10306	Document: 584396430001

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

September 05, 2006

Graves Dougherty Hearon & Moody

P O Box 98

Austin, TX 78767 USA

RE: DMX, Inc.

File Number: 800484561

It has been our pleasure to file the articles of amendment for the referenced entity. Enclosed is the certificate evidencing filing. Payment of the filing fee is acknowledged by this letter.

If we may be of further service at any time, please let us know.

Sincerely,

Corporations Section

Statutory Filings Division

(512) 463-5555

Enclosure

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: Katy Blaylock		Document: 142878990002

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	Roger Williams Secretary of State

Office of the Secretary of State

CERTIFICATE OF AMENDMENT

OF

DMX, Inc.

800484561

[formerly: THP Capstar Acquisition Corp.]

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Articles of Amendment for the above named entity have been received in this office and have been found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law hereby issues this Certificate of Amendment.

Dated: 09/01/2006

Effective: 09/01/2006

/s/ Roger Williams
Roger Williams
Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/

Phone: (512) 463-5555	Fax: (512) 463-5709	TTY: 7-1-1
Prepared by: Katy Blaylock		Document: 142878990002

CERTIFICATE OF AMENDMENT TO THE	FILED
ARTICLES OF INCORPORATION OF	In the Office of the
Secretary of State of Texas
THP CAPSTAR ACQUISITION CORP.
SEP 01 2006

Corporations Section

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following amendment to its Articles of Incorporation:

ARTICLE I.

The name of the corporation is THP Capstar Acquisition Corp. (the “Corporation”) and its filing number is 800484561.

ARTICLE II.

Article I of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The name of the corporation is DMX, Inc. (the “Corporation”). The Corporation is a for-profit corporation.”

ARTICLE III.

The foregoing amendment was adopted by the shareholders of the Corporation on September 1, 2006.

ARTICLE IV.

The amendment was approved in the manner required by the Texas Business Corporation Act and the constituent documents of the Corporation.

Dated September 1, 2006.

THP CAPSTAR ACQUISITION CORP., a
Texas corporation

By:	/s/ Benjamin M. Hanson
Name:	Benjamin M. Hanson
Title:	Secretary

BYLAWS

OF

THP CAPSTAR, INC.

ARTICLE ONE

DEFINITIONS

1.01.                     Definitions. Unless the context clearly requires otherwise, in these Amended and Restated Bylaws:

(a)                                 “Board” means the board of directors of the Corporation.

(b)                                 “Bylaws” means these Amended and Restated Bylaws as adopted by the Board and the Stockholders and includes amendments subsequently adopted by the Board or by the Stockholders.

(c)                                  “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware and includes all amendments thereto subsequently filed.

(d)                                 “Corporation” means THP Capstar, Inc.

(e)                                  “Section” refers to sections of these Bylaws.

(f)                                   “Stockholders” means the stockholders of record of the Corporation.

(g)                                  “Stockholders Agreement” means the agreement among the Corporation and its Stockholders providing, among other items, certain voting agreements among the Stockholders.

1.02                        Offices. The title of an office refers to the person or persons who at any given time perform the duties of that particular office for the Corporation.

ARTICLE TWO

OFFICES

2.1.                            Principal Office. The Corporation may locate its principal office within or without the state of incorporation as the Board may determine.

2.2.                            Registered Office. The registered office of the Corporation required by law to be maintained in the state of incorporation may be, but need not be, identical with the principal office of the Corporation. The Board may change the address of the registered office from time to time.

2.03.                     Other Offices. The Corporation may have offices at such other places, either within or without the state of incorporation, as the Board may designate or as the business of the Corporation may require from time to time.

ARTICLE THREE

MEETINGS OF STOCKHOLDERS

3.01.                     Annual Meetings. The Stockholders shall hold their annual meetings for the purpose of electing directors and for the transaction of such other property business as may come before such meetings at such time, date and place as the Board shall determine by resolution.

3.02.                     Special Meetings. The Board or any Stockholder holding not less than ten percent (10%) in the aggregate of the voting stock of the Corporation (on an as converted basis) may call special meetings of the Stockholders at any time for any purpose or purposes.

3.03.                     Place of Meetings. The Stockholders shall hold all meetings at such places, within or without the State of Delaware, as the Board shall specify in the notice or waiver of notice for such meetings.

3.04.                     Notice of Meetings. Except as otherwise required by law, the Board shall give notice of each meeting of Stockholders, whether annual or special, not less than ten (10) nor more than sixty (60) days before the date of the meeting. The Board shall deliver a notice to each Stockholder entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his address as it appears on the records of the Corporation, or by transmitting a notice thereof to him at such address by telegraph, telecopy, cable or wireless. If mailed, notice is given on the date deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the Transfer Agent of the Corporation, that he has given notice shall constitute, in the absence of fraud, prima facie evidence of the facts stated therein.

Every notice of a meeting of the Stockholders shall state the place, date, and hour of the meeting and, in the case of a special meeting, also shall state the purpose or purposes of the meeting. Furthermore, if the Corporation will maintain the list at a place other than where the meeting will take place, every notice of a meeting of the Stockholders shall specify where the Corporation will maintain the list of Stockholders entitled to vote at the meeting.

3.05.                     Waiver of Notice. Whenever these Bylaws require written notice, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. No written waiver of notice need specify either the business to be transacted at, or the purpose or purposes of any regular or special meeting of the Stockholders or directors.

3.06.                     Adjournment of Meeting. When the Stockholders adjourn a meeting to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Stockholders may transact any business which they may have transacted at the original meeting. If the adjournment is for more than thirty days or, if after the adjournment, the Board fixes a new record date for the adjourned meeting, the Board shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at the meeting.

3.07.                     Quorum. Except as otherwise required by law, the holders of a majority of all of the shares of the stock entitled to vote at the meeting (on an as converted basis), present in person or by proxy, shall constitute a quorum for all purposes at any meeting of the Stockholders. In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, or, in the absence therefrom of all the Stockholders, any officer entitled to preside at, or to act as secretary of, such meeting, may adjourn such meeting to another place, date or time.

3.08.                     Organization. Such person as the Board may have designated or, in the absence of such a person, the highest ranking officer of the Corporation who is present shall call to order any meeting of the Stockholders, determine the presence of a quorum, and act as chairman of the meeting. In the absence of the Secretary or an Assistant Secretary of the Corporation, the Chairman shall appoint the Secretary of the meeting.

3.09.                     Conduct of Business. The chairman of any meeting of Stockholders shall determine the order of business and the procedure at the meeting, including such regulations of the manner of voting and the conduct of discussion as he deems in order.

3.10.                     List of Stockholders. At least ten (10) days before every meeting of Stockholders, the Secretary shall prepare a list of the Stockholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, showing the address of each Stockholder. The Corporation shall make the list available for examination by any Stockholder for any purpose germane to the meeting, either at a place within the city where the meeting will take place or at the place designated in the notice of the meeting.

The Secretary shall produce and keep the list at the meeting during the entire duration of the meeting, and any Stockholder who is present may inspect the list at the meeting. The list shall constitute presumptive proof of the identity of the Stockholders entitled to vote at the meeting and the number of shares each Stockholder holds.

A determination of Stockholders entitled to vote at any meeting of Stockholders pursuant to this Section shall apply to any adjournment thereof.

3.11.                     Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board may provide that the Corporation shall close the stock transfer books for a stated period not to exceed sixty (60) days. If the Corporation closes the stock transfer books for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, the Corporation shall close such books a minimum of ten (10) days and a maximum of sixty (60) days immediately preceding such meeting.

In lieu of closing the stock transfer books, the Board may fix in advance a date as the record date for any such determination of Stockholders. However, the Board shall not fix such date, in any case, more than sixty (60) days prior to the date of the particular action.

If the Board does not close the stock transfer books and does not fix a record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, the date of the mailing of notice of the date on which the Boards adopts the resolution declaring a dividend, as the case may be, shall be the record date for such determination of Stockholders.

3.12.                     Voting of Shares. Each Stockholder shall have one vote for every share of stock having voting rights registered in his name on the record date for the meeting. The Corporation shall not have the right to vote treasury stock of the Corporation, nor shall another corporation have the right to vote its stock of the Corporation if the Corporation holds, directly or indirectly, a majority of the shares entitled to vote in the election of directors of such other corporation. Persons holding stock of the Corporation in a fiduciary capacity shall have the right to vote such stock. Persons who have pledged their stock of the Corporation shall have the right to vote such stock unless in the transfer on the books of the Corporation the pledgor expressly empowered the pledgee to vote such stock. In that event, only the pledgee, or his proxy, may represent such stock and vote thereon.

A plurality of the votes cast shall determine all elections and, except when the law requires otherwise, a majority of the votes cast shall determine all other matters.

The Stockholders may vote by voice vote on all matters. However, upon demand by a Stockholder entitled to vote, or his proxy, the Stockholders shall vote by ballot. In that event, each ballot shall state the name of the Stockholder or proxy voting, the number of shares voted and such other information as the Corporation may require under the procedure established for the meeting.

Notwithstanding the foregoing, each Stockholder shall be required to comply with all covenants and agreements concerning voting and other matters applicable to such Stockholder as set forth in the Stockholders Agreement.

3.13.                     Judges. At any meeting in which the Stockholders vote by ballot, the chairman may appoint a judge or judges. Each judge shall subscribe an oath to execute the duties of a judge at such meeting faithfully, with strict impartiality, and according to the best of his ability. The judge or judges shall decide the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on any question, shall conduct and accept the votes, and, when the Stockholders have completed voting, ascertain and report the number of shares voted respectively for and against the question. The judge or judges shall prepare a subscribed, written report and shall deliver the report to the Secretary of the Corporation. A judge need not be a Stockholder of the Corporation, and any officer of the Corporation may be a judge on any questions other than a vote for or against a proposal in which he has a material interest.

3.14.                     Proxies. A Stockholder may exercise any voting rights in person or by his proxy appointed by an instrument in writing, which he or his authorized attorney-in-fact has subscribed and which the proxy has delivered to the secretary of the meeting.

A proxy is not valid after the expiration of three years after the date of its execution, unless the person executing it specifies thereon the length of time for which it is to continue in force (which length may exceed three years) or limits its use to a particular meeting.

The attendance at any meeting of a Stockholder who previously has given a proxy shall not have the effect of revoking the same unless he notifies the Secretary in writing prior to the voting of the proxy.

3.15.                     Consent of Stockholders in Lieu of Meeting. The Stockholders may take any action which they could take at any annual or special meeting without a meeting, prior notice, and a vote, if the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted, sign a consent in writing, setting forth the action taken.

The Secretary or an Assistant Secretary shall give prompt notice of the taking of any corporate action without a meeting by less than unanimous consent to the Stockholders who have not consented in writing.

ARTICLE FOUR

BOARD OF DIRECTORS

4.01.                     General Powers. The Board shall manage the property, business and affairs of the Corporation. The provisions set forth in this Article Four and Article Five shall be subject to the terms and conditions of the Stockholders Agreement.

4.02.                     Number. The Board shall consist of not less than five (5) nor more than eleven (11) members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board or Stockholders. Except as provided in Section 4.03, directors shall be elected by a plurality of the votes cast at Annual Meetings of Stockholders, and each director so elected shall hold office until the next Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be Stockholders.

4.03.                     Election of Directors and Term of Office. At each annual meeting of Stockholders the Stockholders shall elect directors each of whom shall hold office until the next annual meeting of the Stockholders and the election and qualification of his successor, or until his earlier death, resignation, or removal (except as otherwise provided herein for the filling of vacancies).

4.04.                     Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any resignation shall take effect upon receipt or at the time specified in the notice. Unless the notice specifies otherwise, the effectiveness of the resignation shall not depend upon its acceptance.

4.05.                     Removal. Stockholders holding a majority of the outstanding shares entitled to vote at an election of directors may remove any director at any time with or without cause.

4.06.                     Vacancies. A majority of the remaining directors, although less than a quorum, may fill any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause. Each director so chosen shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

4.07.                     Chairman of the Board. The Chairman shall preside at all meetings of the Board and shall perform such other duties as the Board may direct. The Board may also elect a Vice Chairman and other officers of the Board, with such powers and duties as the Board may designate from time to time.

4.08.                     Compensation. The Board may compensate directors for their services and may provide for the payment of all expenses the directs incur by attending meetings of the Board.

ARTICLE FIVE

MEETINGS OF DIRECTORS

5.01.                     Regular Meetings. The Board shall hold regular meetings at such places, dates, and times as the Board shall establish by resolution.

5.02.                     Place of Meeting. The Board may hold any of its meetings in or out of the State of Delaware, at such places as the Board may designate, at such places as the notice or waiver of notice of any such meeting may designate, or at such places as the persons calling the meeting may designate.

5.03.                     Meeting by Telecommunications. The Board may hold meetings by means of conference telephone or similar telecommunications equipment that enable all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

5.04.                     Special Meetings. Special Meetings of the Board may be called by the Chairman, President, or by any member of the Board. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting. The purpose or purposes of a special meeting need not be stated in the call or notice.

5.05.                     Notice of Special Meetings. The person or persons calling a special meeting of the Board shall give written notice to each director of the time, place, date, and purpose of the meeting of not less than three business days if by mail and not less than twenty-four (24) hours if by telegraph or in person. A director may waive notice of any special meeting, and any meeting shall constitute a legal meeting without notice if all the directors are present or if those not present sign, either before or after the meeting, a written waiver of notice, a consent to such meeting, or an approval of the minutes of the meeting. A notice or waiver of notice need not specify the purposes of the meeting or the business which the Board will transact at the meeting.

5.06.                     Waiver by Presence. Except when expressly for the purpose of objecting to the legality of a meeting, a director’s presence at a meeting shall constitute a waiver of notice of such meeting.

5.07.                     Quorum. At all meetings of the Board, a majority of the whole Board shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present at any meeting may adjourn the meeting to another place, date or time without further notice.

5.08.                     Conduct of Business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

5.09.                     Action by Consent. The Board may take any required or permitted action without a meeting if all members of the Board sign a written consent and file the consent with the minutes of the proceedings of the Board.

5.10.                     Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

5.11.                     Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter, and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article Five of these Bylaws.

5.12.                     Reliance upon Records. Every director, and every member of any committee of the Board, shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person=s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports, or statements as to the value and amount of the assets, liabilities, and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, and with which the Corporation=s capital stock might properly be purchased or redeemed.

5.13.                     Interested Directors. A director who is directly or indirectly a party to a contract or transaction with the Corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association, or other organization which is a party to a contact or transaction with the Corporation, may be counted in determining whether a quorum is present at any meeting of the Board or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by Section 144 of the Delaware General Corporation Law.

5.14.                     Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a director who is present at a meeting of the Board or a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of such meeting or unless he shall file his written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in: favor of such action.

ARTICLE SIX

OFFICERS

6.01.                     Officers of the Corporation. The officers of the Corporation shall consist of a Chairman, President, a Secretary, a Treasurer and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as the Board may designate and elect from time to time. The same person may hold at the same time any two offices, except the offices of President and Secretary.

6.02.                     Election and Term. The Board shall elect the officers of the Corporation. Each officer shall hold office until his death, resignation, retirement, removal or disqualification, or until his successor shall have been elected and qualified.

6.03.                     Compensation of Officers. The Board or any duly empowered committee of the Board shall fix the compensation of all officers of the Corporation. No officer shall serve the Corporation in any other capacity and receive compensation, unless the Board authorizes the additional compensation.

6.04.                     Removal of Officers and Agents. The Board may remove any officer or agent it has elected or appointed at any time, with or without cause.

6.05.                     Resignation of Officers and Agents. Any officer or agent the Board has elected or appointed may resign at any time by giving written notice to the Board, the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified. Unless otherwise specified in the notice, the Board need not accept the resignation to make it effective.

6.06.                     Bond. The Board may require by resolution any officer, agent, or employee of the Corporation to give bond to the Corporation, with sufficient sureties conditioned on the faithful performance of the duties of his respective office or agency. The Board also may require by resolution any officer, agent or employee to comply with such other conditions as the Board may require from time to time.

6.07.                     Chairman. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts, and other instruments of the Corporation. The Chairman shall preside at all meetings of the Board. He shall have such other powers and perform such other duties as from time to time may be conferred or imposed on him by the Board. In the absence of a Chairman, the President shall assume all such duties as appropriate.

6.08.                     President. The President may execute, in the name and on behalf of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board or a committee thereof to some other officer or agent of the Corporation. In the absence of the Chairman, the President shall preside at all meetings of the Board.

6.09.                     Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice Presidents in the order of their length of service as Vice Presidents, unless the Board determines otherwise, shall perform the duties of the President. When acting as the President, a Vice President shall have all the powers and restrictions of the Presidency. A Vice President shall perform such other duties as the President or the Board may assign to him from time to time.

6.10.                     Secretary. The Secretary shall (a) keep the minutes of the meetings of the Stockholders and of the Board in one or more books for that purpose, (b) give all notices which these Bylaws or the law requires, (c) serve as custodian of the records and seal of the Corporation, (d) affix the seal of the Corporation to all documents which the Board has authorized execution on behalf of the Corporation under seal, (e) maintain a register of the address of each Stockholder of the Corporation, (f) sign, with the President, a Vice President, or any other officer or agent of the Corporation which the Board has authorized, certificates for shares of the Corporation, (g) have charge of the stock transfer books of the Corporation, and (h) perform all duties which the President or the Board may assign to him from time to time.

6.11.                     Assistant Secretaries. In the absence of the Secretary or in the event of his death, inability or refusal to act, the Assistant Secretaries in the order of their length of service as Assistant Secretary, unless the Board determines otherwise, shall perform the duties of the Secretary. When acting as the Secretary, the Assistant Secretary shall have the powers and restriction of the Secretary. An Assistant Secretary shall perform such other duties as the President, Secretary or Board may assign from time to time.

6.12                        Treasurer. The Treasurer shall (a) have responsibility for all funds and securities of the Corporation, (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, (c) deposit all moneys in the name of the Corporation in depositories which the Board selects, and (d) perform all of the duties which the President or the Board may assign to him from time to time.

6.13                        Assistant Treasurers. In the absence of the Treasurer or in the event of his death, inability or refusal to act, the Assistant Treasurers in the order of their length of service as Assistant Treasurer, unless the Board determines otherwise, shall perform the duties of the Treasurer. When acting as the Treasurer, an Assistant Treasurer shall have the powers and restrictions of the Treasurer. An Assistant Treasurer shall perform such other duties as the Treasurer, the President, or the Board may assign to him from time to time.

6.14                        Delegation of Authority. Notwithstanding any provision of these Bylaws to the contrary, the Board may delegate the powers or duties of any officer to any other officer or agent.

6.15                        Action with Respect to Securities of Other Corporations. Unless the Board directs otherwise, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of Stockholders of or with respect to any action of Stockholders of any other corporation in which the Corporation holds securities. Furthermore, unless the Board directs otherwise, the President shall exercise any and all rights and powers which the Corporation possesses by reason of its ownership of securities in another corporation.

6.16                        Vacancies. The Board may fill any vacancy in any office because of death, resignation, removal, disqualification or any other cause in the manner which these Bylaws prescribe for the regular appointment to such office.

ARTICLE SEVEN

CONTRACTS. LOANS. DRAFTS. DEPOSITS AND ACCOUNTS

7.01                        Contracts. The Board may authorize any officer of officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board may make such authorization general or special.

7.02.                     Loans. Unless the Board has authorized such action, no officer or agent of the Corporation shall contract for a loan on behalf of the Corporation or issue any evidence of indebtedness in the Corporation’s name.

7.03.                     Drafts. The Chairman, President, any Vice President, the Treasurer, any Assistant Treasurer, and such other persons as the Board shall determine shall issue all checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable by the Corporation.

7.04.                     Deposits. The Treasurer shall deposit all funds of the Corporation not otherwise employed in such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Corporation to whom the Board has delegated such power may select. For the purpose of deposit and collection for the account of the Corporation, the President or the Treasurer (or any other officer, assistant, agent or attorney of the Corporation whom the Board has authorized) may endorse, assign and deliver checks, drafts, and other orders for the payment of money payable to the order of the Corporation.

7.05.                     General and Special Bank Accounts. The Board may authorize the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositories as the Board may select or as any officer, assistant, agent or attorney of the Corporation to whom the Board has delegated such power may select. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE EIGHT

CERTIFICATES FOR SHARES AND THEIR TRANSFER

8.01.                     Certificates for Shares. Every owner of stock of the Corporation shall have the right to receive a certificate or certificates, certifying to the number and class of shares of the stock of the Corporation which he owns. The Board shall determine the form of the certificates for the shares of stock of the Corporation. The Secretary, transfer agent, or registrar of the Corporation shall number the certificates representing shares of the stock of the Corporation in the order in which the Corporation issues them. The Chairman, President or any Vice President and the Secretary or any Assistant Secretary shall sign the certificates in the name of the Corporation. Any or all certificates may contain facsimile signatures. In case any officer, transfer agent, or registrar who has signed a certificate, or whose facsimile signature appears on a certificate, ceases to service as such officer, transfer agent, or registrar before the Corporation issues the certificate, the Corporation may issue the certificate with the same effect as though the person who signed such certificate, or whose facsimile signature appears on the certificate, was such officer, transfer agent, or registrar at the date of issue. The Secretary, transfer agent, or registrar of the Corporation shall keep a record in the stock transfer books of the Corporation of the names of the persons, firms or corporations owning the stock represented by the certificates, the number and class of shares represented by the certificates and the dates thereof and, in the case of cancellation, the dates of cancellation. The Secretary, transfer agent, or registrar of the Corporation shall cancel every certificate surrendered to the Corporation for exchange or transfer. Except in the case of a lost, destroyed or mutilated certificate, the Secretary, transfer agent, or registrar of the Corporation shall not issue a new certificate in exchange for an existent certificate until he has canceled the existing certificate.

8.02.                     Transfer of Shares. The holder of record of shares of the Corporation’s stock, or his attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary, transfer agent, or registrar of the Corporation, may transfer his shares only on the stock transfer books of the Corporation. Such person shall furnish to the Secretary, transfer agent, or registrar of the Corporation proper evidence of his authority to make the transfer and shall properly endorse and surrender for cancellation his existing certificate or certificates for such shares of the Corporation’s stock makes a transfer of shares for collateral security, the Secretary, transfer agent, or registrar of the Corporation shall state such fact in the entry of transfer if the transferor and the transferee request.

8.03.                     Lost. Stolen, Destroyed and Mutilated Certificates. The Board may direct the Secretary transfer agent, or registrar of the Corporation to issue a new certificate to any holder of record of shares of the Corporation’s stock claiming that he has lost such certificates, or that someone has stolen, destroyed or mutilated such certificate, upon the receipt of any affidavit from such holder to such fact. When authorizing the issuance of a new certificate, the Board, in its discretion, may require as a condition precedent to the issuance that the owner of such certificate give the Corporation a bond of indemnity in such form and amount as the Board may direct.

8.04.                     Regulations. The Board may make such rules and regulations, not inconsistent with these Bylaws, as it deems expedient concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may appoint or authorize any officer or officers to appoint one or more transfer agents, or one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

8.05.                     Holder of Record. The Corporation may treat as absolute owners of shares the person in whose name the shares stand of record as if that person had full competency, capacity and authority to exercise all rights of ownership, despite any knowledge or notice to the contrary or any description indicating a representative, pledge or other fiduciary relation, or any reference to any other instrument or to the rights of any other person appearing upon its record or upon the share certificate. However, the Corporation shall treat any person furnishing proof of his appointment as a fiduciary as if he were the holder of record of the shares.

8.06.                     Treasury Shares. Treasury shares of the Corporation shall consist of shares which the Corporation has issued and thereafter acquired by not canceled. Treasury shares shall not carry voting or dividend rights.

ARTICLE NINE

INDEMNIFICATION

9.01.                     Actions Other Than By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Stockholder, director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or any other enterprise or as a member of any committee or similar body, against expenses (including reasonable attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith an in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not create, of itself, a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

9.02.                     Actions By or In the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Stockholder, director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Stockholder, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, except that the Corporation shall make no indemnification in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

9.03.                     Determination of Right of Indemnification. The Corporation shall not indemnify any person under Section 9.01 or Section 9.02, in the absence of a court order, unless authorized in the specific case upon a determination that the director, officer, employee or agent has met the applicable standard of conduct set forth in Section 9.01 or Section 9.02. One of the following shall make the determination: (a) the Board, by a majority vote of a quorum of directors not a party to the action, suit or proceeding; (b) absent a quorum or at the direction of a quorum of disinterested directors, independent legal counsel, by written opinion; or (c) the Stockholders.

9.04.                     Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article Nine, to the extent that a Stockholder, director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.01 or Section 9.02 of these Bylaws, or in defense of any claim, issue or matter therein, the Corporation shall indemnify him against expenses (including reasonable attorneys’ fees) which he actually and reasonably has incurred in connection therewith.

9.05.                     Advance of Expenses. If the Corporation ultimately determines that the, Corporation should not indemnify any person pursuant to the provisions of this Article Nine, the Corporation nevertheless may pay his expenses incurred in defending an action or proceeding in advance of the final disposition of such action or proceeding upon specific authorization by the Board and upon his delivery to the Board of an undertaking to repay such amount.

9.06.                     Other Rights and Remedies. The indemnification provided by this Article Nine shall not be deemed exclusive and is declared expressly to be nonexclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of Stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in other capacity while holding such office. In addition, the indemnification provided by this Article Nine, shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors and administrators of such a person.

9.07.                     Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Stockholder, director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise or as a member of any committee or similar body, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Nine.

9.08.                     Constituent Corporations. For the purpose of this Article Nine, references to “the Corporation” include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body, shall stand in the same position under the provisions of this Article Nine with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its existence had continued.

9.09.                     Other Insurance. The Corporation shall reduce the amount of the indemnification of any person pursuant to the provisions of this Article Nine by the amount which such person collects as indemnification (a) under any policy of insurance which the Corporation purchased and maintained on his behalf or (b) from another corporation, partnership, joint venture, trust or other enterprise.

9.10.                     Public Policy. Nothing contained in this Article Nine, or elsewhere in these Bylaws, shall operate to indemnify any director or officer if such indemnification is contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of

1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable state of Federal law.

ARTICLE TEN

NOTICES

10.01.              General. Whenever these Bylaws require notice to any Stockholder, director, officer or agent, such notice does not mean personal notice. A person may give effective notice under these Bylaws in every case by depositing a writing in a post office or letter box in a postpaid, sealed wrapper, or by dispatching a prepaid telegram addressed to such Stockholder, director, officer or agent at his address on the books of the Corporation. Unless these Bylaws expressly provide to the contrary, the time when the person sends notice shall constitute the time of the giving of notice.

10.02.              Waiver of Notice. Whenever the law or these Bylaws require notice, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein.

ARTICLE ELEVEN

MISCELLANEOUS

11.01.              Facsimile Signatures. In addition to the use of facsimile signatures which these Bylaws specifically authorize, the Corporation may use such facsimile signatures of any officer or officers, agent or agents, of the Corporation as the Board may authorize.

11.02.              Corporate Seal. The Board may provide for a suitable seal containing the name of the Corporation, of which the Secretary shall be in charge. The Treasurer, any Assistant Secretary, or any Assistant Treasurer may keep and use the seal or duplicates of the seal if and when the Board so directs.

11.03.              Fiscal Year. The Board shall have the authority to fix and change the fiscal year of the Corporation.

ARTICLE TWELVE

AMENDMENTS

These Bylaws may be altered or repealed, and new Bylaws made, by the Board, but the Stockholders may make additional Bylaws and may alter and repeal any Bylaws whether or adopted by them or otherwise.